Exhibit 10.1

Execution Version

CONFIDENTIAL

Second Amendment to License Agreement

This Second Amendment to License Agreement (the “Amendment”) is made and entered into as of March 20, 2020, by and between AC Immune SA, a Swiss Company (“ACI”) and Eli Lilly and Company, an Indiana Corporation (“Lilly”). (As used herein ACI and Lilly may be individually referred to as a “Party” and collectively referred to as the “Parties”).

RECITALS

WHEREAS, ACI and Lilly are parties to that certain License Agreement dated December 11, 2018 (the “Original Agreement”) related to developing small molecule tau inhibitors and that certain First Amendment to License Agreement dated September 19, 2019 (the “First Amendment”) amending the Original Agreement (the Original Agreement, as amended by the First Amendment, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to reflect the Parties’ agreement to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

AGREEMENT

1.	Definitions. All capitalized terms used in this Amendment but not otherwise defined herein shall have the same meanings given to such terms in the Agreement.

2.	Amendments to Agreement.

a)	Section 7.2.1(i) of the Agreement shall be deleted in its entirety and replaced with the following:

(i)	(a) within ten (10) Business Days after the end of the Lilly Pre-Clinical Activities Period, but in no event later than October 7, 2019, thirty million Swiss Francs (CHF 30,000,000) and (b) ten (10) million Swiss Francs (CHF 10,000,000) no later than March 31, 2020;

b)	Section 7.2.1(ii) of the Agreement shall be deleted in its entirety and replaced with the following:

(ii) (a) within sixty (60) days after the first patient dosed in the first Phase 2 Clinical Trial of any Licensed Product in the United States or European Union, sixty million Swiss Francs (CHF 60,000,000) and (b) within sixty (60) days after the first patient dosed in the first Phase 3 Clinical Trial of any Licensed Product in the United States or European Union, one hundred and sixty million Swiss Francs (CHF 160,000,000);

Execution Version

CONFIDENTIAL

provided that, for clarity, for the purposes of Section 7.2.1(ii)(a), a Phase 1 Clinical Trial that has primary objectives of detecting impact of a Licensed Product on biomarkers with the measures of clinical progression as secondary outcomes would not meet the definition of a Phase 2 Clinical Trial; provided, further that, notwithstanding the foregoing, (x) the milestone set forth in Section 7.2.1(ii)(a) shall be deemed to have been achieved upon the earliest to occur of the following events: (1) sixty (60) days after the date of submission of the protocol to any Regulatory Authority for any Phase 3 Clinical Trial for any Licensed Product in the United States or European Union based in part upon data obtained from any Phase 1 Clinical Trial of such Licensed Product, and (2)  any achievement of the milestone set forth in Section 7.2.1(ii)(b) and (y) the milestone set forth in Section 7.2.1(ii)(b) shall be deemed to have been achieved upon the earliest achievement of any of the milestones set forth in Sections 7.2.1(iii), (iv), (vi), (vii), (ix) or (x);

c)	The last sentence of Section 7.2.1 shall be deleted and replaced with the following:

The maximum aggregate amount payable by Lilly pursuant to this Section 7.2.1 is eight hundred eighty million Swiss Francs (CHF 880,000,000).

d)	Section 12.2.6 of the Agreement shall be deleted in its entirety.

3.	Limitation of this Amendment. Except as expressly provided herein, the Agreement is, and shall continue to be, in full force and effect in accordance with its terms, without further amendments thereto.

4.	Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile, PDF format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

[Signature Page to Follow]

Execution Version

CONFIDENTIAL

THIS AMENDMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

ELI LILLY AND COMPANY	AC IMMUNE SA

By: /s/ David Ricks Name: David A. Ricks Title: President and CEO	By: /s/ Andrea Pfeifer Name: Andrea Pfeifer Title: Chief Executive Officer

AC IMMUNE SA

By: /s/ Martin Velasco Name: Martin Velasco Title: Vice-Chairman

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